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                                                                   EXHIBIT (b) 2

PHONETEL TECHNOLOGIES, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET AT DECEMBER 31, 1995
- --------------------------------------------------------------------------------

                                                                                                              Pro Forma
                                                       International International                            Adjustments
                                           PhoneTel      Payphones     Payphones     Paramount                   for
                                         Technologies South Carolina   Tennessee   Communications  Ref       Acquisitions       Ref
                                         ------------ -------------- ------------- -------------- ------ --------------------  -----
ASSETS
   Current assets:
       Cash                                 $713,462        $11,336        $17,321       $479,984 [1,2]          ($14,883,421)   [3]
       Accounts receivable, net              901,508        142,801         48,996        275,623  [1]               (418,424)
       Other current assets                  185,634              -         15,020              -  [1]                (15,020)
                                         ------------ -------------- ------------- --------------        --------------------
          Total current assets             1,800,604        154,137         81,337        755,607                 (15,316,865)

   Property and equipment, net            14,099,111      1,022,427        276,811        788,582  [2]              7,748,805    [3]
   Intangible assets, net                 11,592,157        126,810              -        146,029 [1,2]             9,666,573    [3]
   Other assets                            1,425,384              -              -         15,098 [1,2]              (940,098)
                                         ------------ -------------- ------------- --------------        --------------------
                                         $28,917,256     $1,303,374       $358,148     $1,705,316                  $1,158,415
                                         ============ ============== ============= ==============        ====================

LIABILITIES AND SHAREHOLDERS' EQUITY
   Current liabilities:
       Current portion of long-term debt  $1,010,412       $475,888        $73,978       $483,246 [1,2]             ($874,208)   [3]
       Current portion capital leases        288,972              -              -              -                           -
       Accounts payable                    2,772,306        151,539          2,717        373,866 [1,2]              (376,584)   [3]
       Accrued expenses                    1,610,100              -         18,392        221,490 [1,2]              (361,421)
       Deferred income taxes                       -              -          6,000              -  [1]                 (6,000)
       Contractual settlements and
          restructuring charges              962,338              -              -              -                           -    [3]
                                         ------------ -------------- ------------- --------------        --------------------
          Total current liabilities        6,644,128        627,427        101,087      1,078,602                  (1,618,213)

   Long-term debt                          9,318,501        643,935        118,654              -  [2]               (762,589)   [3]
   Obligations under capital leases        3,243,965         95,895              -              -  [2]                (76,419)   [3]
   Deferred revenues                               -              -              -              -                           -    [3]

   Stockholder's equity:
       14% convertible preferred stock             -              -              -              -  [2]                621,664    [3]
       10% nonvoting preferred stock       5,305,340              -              -              -                           -
       10% redeemable preferred stock              1              -              -              -                           -    [3]
       8% cumulative preferred stock         981,084              -              -              -                           -    [3]
       7% convertible preferred stock        200,000              -              -              -                           -    [3]
       Common stock                           28,554         10,000          3,321            100  [2]                 (8,103)   [3]
       Additional paid in capital         16,649,559         57,224        106,000         19,900  [2]              3,506,767    [3]
       Accumulated (deficit) earnings    (13,453,876)      (131,107)        29,086        606,714 [1,2]              (504,692)   [3]
                                         ------------ -------------- ------------- --------------        --------------------
                                           9,710,662        (63,883)       138,407        626,714                   3,615,636
                                         ============ ============== ============= ==============        ====================
                                         $28,917,256     $1,303,374       $358,148     $1,705,316                  $1,158,415
                                         ============ ============== ============= ==============        ====================


                                              Pro Forma
                                             Adjustments
                                               for Debt      Pro Forma
                                            Restructuring    Combined
                                          ----------------- --------------
ASSETS
   Current assets:
       Cash                                     $14,552,395       $891,077
       Accounts receivable, net                           -        950,504
       Other current assets                               -        185,634
                                           ---------------- --------------
          Total current assets                   14,552,395      2,027,215

   Property and equipment, net                      346,500     24,282,236
   Intangible assets, net                         3,838,638     25,370,207
   Other assets                                           -        500,384
                                           ---------------- --------------
                                                $18,737,533    $52,180,042
                                           ================ ==============

LIABILITIES AND SHAREHOLDERS' EQUITY
   Current liabilities:
       Current portion of long-term debt         $1,305,954     $2,475,270
       Current portion capital leases                     -        288,972
       Accounts payable                          (2,619,746)       304,098
       Accrued expenses                                   -      1,488,561
       Deferred income taxes                              -              -
       Contractual settlements and
          restructuring charges                    (753,500)       208,838
                                           ---------------- --------------
          Total current liabilities              (2,067,292)     4,765,739

   Long-term debt                                10,904,212     20,222,713
   Obligations under capital leases              (3,243,965)        19,476
   Deferred revenues                              1,200,000      1,200,000

   Stockholder's equity:
       14% convertible preferred stock            5,647,823      6,269,487
       10% nonvoting preferred stock                      -      5,305,340
       10% redeemable preferred stock                    (1)             -
       8% cumulative preferred stock               (981,084)             -
       7% convertible preferred stock              (200,000)             -
       Common stock                                     164         34,036
       Additional paid in capital                10,167,507     30,506,957
       Accumulated (deficit) earnings            (2,689,831)   (16,143,706)
                                           ---------------- --------------
                                                 11,944,578     25,972,114
                                           ================ ==============
                                                $18,737,533    $52,180,042
                                           ================ ==============

The accompanying notes are an integral part of these financial statements.

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